UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): December 18, 2014

The New Home Company Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36283	27-0560089
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

85 Enterprise, Suite 450 Aliso Viejo, California (Address of principal executive offices)	92656 (Zip Code)
(949) 382-7800
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.
The New Home Company Inc. (the “Company”) expects to hold its 2015 annual meeting of stockholders (the “Annual Meeting”) no later than June 2015. If a stockholder of the Company intends to nominate a person for election to the Company’s Board of Directors or propose other business for action at the Annual Meeting (including a proposal made pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended), the stockholder must deliver a notice of such nomination or proposal to the Company by no later than the close of business on January 15, 2015, which the Company believes is a reasonable time before it will print and send its proxy materials for the Annual Meeting. Any such stockholder nomination or proposal must comply with the requirements of Rule 14a-8 and any other applicable requirements in the Company’s bylaws. The notice should be addressed in writing to The New Home Company Inc., 85 Enterprise, Suite 450, Aliso Viejo, California 92656, Attention: Secretary. Any stockholder nomination or proposal received after January 15, 2015 will be considered untimely and will not be included in our proxy materials for the Annual Meeting.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The New Home Company Inc.

Date: December 18, 2014	By:	/s/ Wayne Stelmar
Wayne Stelmar
Chief Financial Officer and Secretary